Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 No. 333-6436 of Enbridge Inc. of our report relating to the financial statements and supplementary information of the Enbridge Employee Services, Inc. Employees’ Savings Plan (the Plan) dated June 18, 2012, appearing in this Annual Report on Form 11-K of the Plan for the year ended December 31, 2011.

/s/McConnell & Jones LLP

Houston, Texas

June 18, 2012